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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
William Collins
Integrated Defense Technologies
(256) 895-2339

 INTEGRATED DEFENSE TECHNOLOGIES TO ANNOUNCE FIRST QUARTER EARNINGS ON APRIL 25
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           WILL HOST CONFERENCE CALL OVER THE INTERNET AT 11:00 AM EDT


HUNTSVILLE, AL. - APRIL 17, 2002 -- Integrated Defense Technologies, Inc. (NYSE:
IDE) announced today that it will release its first quarter 2002 earnings on Thursday, April 25, 2002, before the market opens. In conjunction with this release, Integrated Defense will host a conference call on the same day at 11:00 A.M. EDT, which will be simultaneously broadcast live over the Internet. Thomas Keenan, President and Chief Executive Officer, John Wilhoite, Chief Financial Officer, and William Collins, Vice President, Administration, will host the call.

Listeners may access the conference call live over the Internet at www.streetevents.com or www.companyboardroom.com. The dial-in-number to access this operator-assisted call is toll free 1-888-224-3260 or toll (International) 973-317-5319. Please allow fifteen minutes prior to the call to visit the site to download and install any necessary audio software. In addition, the webcast will be replayed for one week following the original call.

Integrated Defense Technologies, Inc., is a developer and provider of advanced electronics and technology products to the defense and intelligence industries. IDT products are installed on or used in support of a wide array of military platforms to enhance their operational performance or extend their useful life. IDT products are incorporated into approximately 250 programs, which, in turn, are installed on or support over 275 platforms. IDT employs more than 1,600 people throughout the United States and Canada.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, the availability of government funding, and general domestic and international business and political conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release